Exhibit 10.25

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
2003 STOCK INCENTIVE PLAN

(As amended, Effective as of September 19, 2003)

     SECTION 1.  PURPOSES.  The purposes of the American Management Systems, Incorporated Stock Incentive Plan (the “Plan”) are to encourage selected Employees, Contractors and Directors of American Management Systems, Incorporated, a Delaware corporation, (“AMS” or the “Company”) and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

     SECTION 2.  DEFINITIONS.  As used in the Plan, the following terms shall have the meanings set forth below:

     (a) “Affiliate” shall mean, as determined by the Committee, (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company; or (ii) any entity in which the Company has a significant equity interest.

     (b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

     (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

     (d) “Board” shall mean the Board of Directors of the Company.

     (e) “Cause” shall mean (1) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, any felony or misdemeanor involving moral turpitude; (2) fraud, misappropriation or embezzlement by the Participant; (3) the Participant’s willful failure, gross negligence or gross misconduct in the performance of his or her assigned duties for the Company; (4) the Participant’s breach of a fiduciary duty to the Company; (5) any act or omission of the Participant not at the express direction of the Board or other appropriate authority that reflects adversely on the integrity and reputation for honesty and fair dealing of the Company; (6) the breach by the Participant of any material term of the Award Agreement; or (7) the Participant’s breach of any confidentiality, non-solicitation or non-compete obligations or terms in his or her individual employment agreement, AMS Confidentiality and Intellectual Property Rights Agreement, Separation Agreement, and/or any other similar agreement.

     (f) “Change in Control” shall mean the happening of any of the following events, unless otherwise specified in an individual employment agreement:

            (i) Any person or group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than AMS or a trustee or other fiduciary holding securities under an employee benefit plan of AMS or a corporation owned directly or indirectly by the stockholders of AMS in substantially the same proportions as their ownership of stock of AMS becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of AMS’s then-outstanding securities entitled generally to vote for the election of directors;

            (ii) During any period of two consecutive years, individuals who, at the beginning of the period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by AMS’s stockholders of each new director was approved by a vote of at least two-thirds (66 2/3%) of the directors then still in office who were directors at the beginning of the period; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Board;

            (iii) The consummation of a merger or consolidation with another corporation (other than a majority-controlled subsidiary of AMS) unless AMS’s stockholders immediately before the merger or consolidation are to own more than two-thirds (66 2/3%) of the combined voting power of the resulting entity’s voting securities entitled generally to vote for the election of directors; or

            (iv) The disposition or sale of all or substantially all of the business or assets of the Company and its Subsidiaries, taken as a whole.

     Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a Participant by reason of (A) any event involving a transaction in which the Participant or a group of persons or entities with whom or with which the Participant acts in concert, acquires, directly or indirectly, fifty percent (50%) or more of the combined voting power of AMS’s then-outstanding voting securities or the business or assets of AMS, or (B) any event involving or arising out of a proceeding under Title 11 of the United States Code or comparable provisions of any future United States bankruptcy law, an assignment for the benefit of creditors or an insolvency proceeding under state or local law.

     (g) “Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on The Nasdaq Stock Market (or any national securities exchange or other automated quotation medium on which the Shares are then listed or quoted) during the 60-day period prior to and including the date of a Change in Control, or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be the Fair Market Value of such Share on the date such Incentive Stock Option or Stock Appreciation Right is exercised or deemed exercised pursuant to Section 12(b). To the extent the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

     (h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (i) “Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a non-employee Director within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

     (j) “Company” shall mean American Management Systems, Incorporated, a Delaware corporation.

     (k) “Contractor” shall mean any consultant, advisor or independent contractor who provides services to the Company or any Affiliate, so long as such person is an individual who renders bona fide services that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, a Contractor shall be considered to have ceased to be a Contractor if his or her employer ceases to provide services to the Company, even if he or she continues to be employed by such employer.

     (l) “Corporate Transaction” shall mean the consummation of a merger or consolidation with another corporation pursuant to Section 2(f)(iii) or the disposition or sale of all or substantially all of the business or assets of the Company and its Subsidiaries, taken as a whole, pursuant to Section 2(f)(iv).

     (m) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

     (n) “Director” shall mean a member of the Board who is not an Employee.

     (o) “Dividend Equivalent” shall mean payments in amounts equivalent to cash dividends on Shares with respect to the number of Shares covered by an Award. As determined by the Committee, in its sole discretion, such amounts (if any) may be paid in cash on an immediate basis or shall be deemed to have been reinvested in additional Shares.

     (p) “Employee” shall mean any employee of the Company or any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

     (q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     (r) “Fair Market Value” shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing price for the Shares during regular trading hours as reported on the The Nasdaq Stock Market (or on any national securities exchange or other automated quotation medium on which the Shares are then listed or quoted) for that date or, if no such prices are reported for that date, the closing price on the preceding date for which such prices were reported.

     (s) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (t) “Nonstatutory Stock Option” shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

     (u) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

     (v) “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 11.

     (w) “Participant” shall mean (i) an Employee; (ii) a Director; or (iii) any Contractor who is selected by the Committee to receive an Award under the Plan.

     (x) “Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 10.

     (y) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     (z) “Performance Share” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (Aa) “Performance Unit” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (Bb) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

     (Cc) “Prior Plans” shall mean the Company’s 1996 Amended Stock Option Plan F, 1999 Contractor Stock Option Plan, Stock Option Plan for Employees, and Restricted Stock and Stock Bonus Plan.

     (Dd) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

     (Ee) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 9. (Ff) “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

     (Gg) “Stock Appreciation Right” or “SAR” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise, over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(e), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

     (Hh) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (Ii) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

     SECTION 3.  ADMINISTRATION.  The Plan shall be administered by the Committee, which shall have full power, discretion, and authority, subject to such orders or resolutions not inconsistent with the provisions of the

Plan as may from time to time be adopted by the Board, to (a) select the Participants to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) interpret and administer the terms of the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Employee of the Company or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall be approved and ratified by the Board. In addition, no member of the Board or any of its Committees, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     SECTION 4.  SHARES SUBJECT TO THE PLAN.

     (a) Subject to adjustment as provided in Section 4(e), a total of 4.5 million Shares plus any remaining shares under the Prior Plans shall be authorized for issuance under the Plan and available for grant. No more than 40% may be issued pursuant to Awards other than Options or Stock Appreciation Rights; provided that if any Shares subject to an Award or to an award under Prior Plans are forfeited or if any Award or award under Prior Plans based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan. In the event that any Option or Award granted under the Plan or any Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for Awards under the Plan. Shares reacquired by the Company on the open market using the cash proceeds (the exercise price plus the value of any tax deductions) received by the Company from the exercise of options granted under Prior Plans or Options granted under the Plan that are exercised after the effective date of the Plan shall be available for Awards under the Plan. In addition, Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Contractors or Directors of the Company or an Affiliate prior to such acquisition or combination.

     (b) The maximum number of Options and “freestanding” Stock Appreciation Rights, as defined in Section 7, which may be granted under the Plan to any one Participant in any 12-month period is 1,500,000 Shares. “Tandem” SARs granted in connection with an outstanding Option pursuant to Section 7 shall not count against such limit.

     (c) The maximum individual cash Award or Performance Share Award under the Plan which may be granted to any one Participant for any Performance Period of 36 months is $4,500,000 or 300,000 Shares, respectively, with proportionate adjustments for shorter or longer Performance Periods, not to exceed five years.

     (d) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

     (e) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

     SECTION 5.  ELIGIBILITY.  Any Employee, Contractor or Director shall be eligible to be selected as a Participant.

     SECTION 6.  STOCK OPTIONS.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

     (a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided, however, that, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(e), such purchase price of an Option shall not be less than 100% of the Fair Market Value of the Share on the date of the grant.

     (b) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

     (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

     (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes) or delivery of other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement; provided that the Committee shall have the authority to limit the payment options available to Participants in accordance with applicable law.

     (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 12, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to Participants who are Employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder. The aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall not exceed 2.7 million.

     (f) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock, Other Stock Unit Awards or other similar securities, or may reserve the right so to provide after the time of grant.

     (g) PROHIBITION ON REPRICING. The Company may not reprice Option grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders of the Company.

     SECTION 7.  STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights (“SARs”) may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of SARs need not be the same with respect to each recipient. Any tandem SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any tandem SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised. The Committee may impose such conditions or restrictions on the exercise of any SAR, as it shall deem appropriate; provided that a freestanding SAR shall not have a term of greater than ten years and an exercise price less than 100% of the Fair Market Value of the Share on the date of the grant. The Company may not reprice SAR grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders of the Company.

     SECTION 8.  OPTION/SAR TREATMENT UPON PARTICIPANT TERMINATION.  Unless otherwise stated to the contrary in an individual Award Agreement or pursuant to Section 12, the Participant is entitled to the following upon termination of employment or service with the Company or an Affiliate or Subsidiary:

     (i) Death/Disability. All Options/SARs held by such Participant which are not then exercisable and not vested, shall become fully exercisable and vested. In the event of death or disability, all vested options may be exercised during the lesser of the remaining term of the Option/SAR or one year following the date of termination. For purposes of the Plan, disability shall be defined pursuant to the Company’s long-term disability plan.

     (ii) Involuntary Termination for Cause. All Options/SARs held by such Participant which have not been exercised shall be forfeited upon termination for Cause.

     (iii) Voluntary Termination or Involuntary Termination (Not for Cause). All Options/SARs held by such Participant which are not then exercisable and not vested, shall cease to vest and be forfeited. All vested Options/SARs may be exercised during the lesser of the remaining term of the Option/SAR or 90 days after termination, unless the Participant has ten or more years of continuous service at the time of termination, in which case, the vested Options/SARs may be exercised during the lesser of the remaining term of the Option/SAR or one year from the date of termination.

     (iv) Extension of Exercise Period. Upon the occurrence of a voluntary termination or involuntary termination not for Cause, the Committee may in its discretion provide for an exercise period of up to one (1) year in lieu of the ninety (90) day period specified in (iii) above for a Participant who has less than ten years of continuous service at the time of termination.1

[1]	Section 8(iv) was added on September 19, 2003; effective as of same date.

     SECTION 9.  RESTRICTED STOCK.

     (a) ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except for certain limited situations as determined by the Committee, Restricted Stock Awards shall be subject to restrictions for a minimum of three years from the date of grant.

     (b) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

     (c) FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after expiration of the Restriction Period, as determined or modified by the Committee.

     SECTION 10.  PERFORMANCE AWARDS.  Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided, however, that a Performance Period shall not be shorter than 12 months or longer than five years. Except as provided in Section 12, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

     (a) PERFORMANCE MEASURES. One or more of the following performance measures may be used as a performance criteria to be achieved during any Performance Period including: cash generation targets, profit and revenue targets on an aggregate and/or per share basis (including but not limited to earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income; earnings per share (“EPS”); market share targets; profitability targets as measured through return ratios and stockholder returns or, only with respect to Awards that are paid to any Person other than a Covered Employee, any other financial measure that the Committee believes may be worthy of consideration.

          (i) The measurement of the Company’s performance against its goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

          (ii) The Company may establish performance goals on a corporate-wide basis or with respect to one or more of the Company’s business units, divisions, or Subsidiaries or any combination thereof; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

     (b) PRO-RATA EARN-OUT. Unless otherwise specified in the Award Agreement or determined by the Committee at the time of grant or thereafter, a Participant shall be entitled to a pro-rata earn-out upon a termination of employment or services during the Performance Cycle due to death or disability. Payment shall be made upon completion of the Performance Cycle based on actual performance.

     SECTION 11.  OTHER STOCK UNIT AWARDS.

     (a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Except for certain limited situations, and where not a form of payment of other Awards, Other Stock Unit Awards, granted to Employees subject solely to continued employment conditions shall generally have a vesting period of not less than three years.

     (b) TERMS AND CONDITIONS. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 11 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares (including securities convertible into Shares) subject to Awards granted under this Section 11 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 11 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

     SECTION 12.  CHANGE IN CONTROL PROVISIONS.

     (a) IMPACT OF EVENT. Subject to Section 12(a)(v) and notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a consummation of a Change in Control transaction:

          (i) Any Options and SARs outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and not vested, shall become fully exercisable and vested to the full extent of the original grant;

          (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

          (iii) All Performance Awards shall be immediately accelerated and considered to be earned and payable pro rata based on: (a) the portion of the Performance Period that has been completed as of the date such Change in Control is determined to have occurred and (b) the actual performance as of such date; in addition, any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed;

          (iv) The restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; and

          (v) Notwithstanding the foregoing, if in the event of a Corporate Transaction the successor company assumes or substitutes for an Option, SAR, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, SAR, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 12(a)(i), (ii) and (iv). For the purposes of this Section 12(a)(v), an Option, SAR, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Corporate Transaction the Award confers the right to purchase or receive, for each Share subject to the Option, SAR, Share of Restricted Stock or Other Stock Unit Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, SAR, Share of Restricted Stock or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

          (vi) In the event of an involuntary termination not for Cause within 12 months following a Change in Control, replacement awards (Options, SARs, Restricted Stock/stock units, and Other Stock Awards) shall vest in full.

     (b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee may, in its discretion, provide that each Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or SAR (the “spread”) multiplied by the number of Shares granted under the Option or SAR.

     SECTION 13.  CODE SECTION 162(m) PROVISIONS.

     (a) Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

     (b) If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee as described in Section 10(a). Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

     (c) Notwithstanding any provision of the Plan other than Section 12, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

     (d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

     SECTION 14.  AMENDMENTS AND TERMINATION.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (b) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction within or outside the United States.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, except as provided in Section 15(f) of this Agreement, no such amendment shall impair the rights of any Participant without his or her consent or shall have the effect of reducing the purchase price of any Option or SAR. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(e) shall not be subject to these restrictions.

     SECTION 15.  GENERAL PROVISIONS.

     (a) No Award, and no Shares subject to Awards described in Section 11 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

     (b) No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (c) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     (d) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.

     (e) Except as provided in Section 13, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

     (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In addition, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or after termination of such employment or services, violates any confidentiality, non-solicitation or non-compete obligations or terms in his or her individual employment agreement, AMS Confidentiality and Intellectual Property Rights Agreement, Separation Agreement, and/or any other similar agreement; or, if during the period of employment or service, Participant establishes a relationship with a competitor of the Company or engages in activity that is in conflict with or adverse to the interest of the Company, as determined by the Company in its sole discretion.

     (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities association or stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (i) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends or Dividend Equivalents.

     (j) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (k) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by Delaware law, to one or more officers or a committee of officers the right to grant Awards to Participants who are not officers or directors of the Company and to cancel or suspend Awards to Participants who are not officers or Directors of the Company.

     (l) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employee’s minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate if such maximum is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.

     (m) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (n) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

     (o) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (p) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

     (q) Awards may contain the right to receive dividends and Dividend Equivalents.

     (r) In the event of a dissolution or liquidation of the Company, all outstanding Award Agreements shall terminate immediately prior to the completion of such dissolution or liquidation.

     (s) In the event of a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

     SECTION 16.  EFFECTIVE DATE OF PLAN.  The Plan shall be effective as of May 9, 2003.

     SECTION 17.  TERM OF PLAN.  The Plan shall terminate on the tenth anniversary of the effective date, unless sooner terminated by the Board pursuant to Section 14; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.